Exhibit 99.1

5281 California Avenue
Suite 100
Irvine, California 92617

urovant.com

Urovant Sciences Secures Substantial Financial Commitment, Commercial Infrastructure Support and Minority Shareholder Protections from Sumitomo Dainippon Pharma Upon Close of Sumitomo Dainippon Pharma’s Transaction with Roivant Sciences

•	Sumitomo Dainippon Pharma has committed to provide an initial $200 million, low-interest, interest-only, five-year term loan facility, with no repayments due until the end of the term
•	Sumitomo Dainippon Pharma expects to continue to fund Urovant Sciences’ operating needs through profitability
•	Sumitomo Dainippon Pharma is expected to provide Urovant Sciences with enhanced commercialization resources and infrastructure, including drug distribution, operations and managed care support
•	Sumitomo Dainippon Pharma has agreed to enter into a shareholder rights agreement with Urovant Sciences providing for several protections for minority shareholders

IRVINE, Calif. & BASEL, Switzerland--(BUSINESS WIRE)—October 31, 2019-- Urovant Sciences (Nasdaq: UROV) today announced that its majority shareholder, Roivant Sciences, and Sumitomo Dainippon Pharma Co., Ltd. (TSE: 4506), a leading global Japanese pharmaceutical company, have entered into a definitive agreement for the creation of a broad Sumitomo Dainippon-Roivant Strategic Alliance that will include the transfer from Roivant Sciences to Sumitomo Dainippon Pharma of all of Roivant’s ownership interests in Urovant Sciences.

In conjunction with the definitive agreement, Urovant Sciences has entered into an agreement with Sumitomo Dainippon Pharma whereby Sumitomo Dainippon Pharma has committed that, upon close, it will provide Urovant Sciences with a $200 million, low-interest, interest-only, five-year term loan facility, with no repayments due until the end of the term. Sumitomo Dainippon Pharma expects to provide continued financial support to fund Urovant Sciences through profitability.

Sumitomo Dainippon Pharma plans to support the commercialization of vibegron by leveraging the potential benefits of Sumitomo Dainippon Pharma’s U.S. commercial infrastructure including, but not limited to, drug distribution, operations and managed care support.

Urovant Sciences and Sumitomo Dainippon Pharma have also committed to entering into a shareholder rights agreement at the close of the transaction providing for several additional protections for Urovant Sciences’ minority shareholders.  This shareholder rights agreement is expected to provide (1) that any acquisition by Sumitomo Dainippon Pharma of all of the remaining shares of Urovant Sciences would require approval by the majority of the minority shareholders, (2) a requirement for a minimum of three independent directors who can only be removed by a majority of the minority shareholders, and (3) a requirement that the three independent directors must approve any related-party transaction between Sumitomo Dainippon Pharma and Urovant Sciences.  Urovant Sciences’ three independent directors – Pierre Legault, Dr. Sef Kurstjens, MD, PhD, and Jim Robinson – will continue to serve in this capacity.  In addition, the Urovant Board of Directors has appointed Pierre Legault as Lead Independent Director.

“We are excited to secure Sumitomo Dainippon Pharma’s commitment to Urovant Sciences.  The initial long-term, low-cost loan facility obviates the need for any near-term financing and will allow us to stay focused on our planned NDA filing and subsequent commercial launch of vibegron upon U.S. Food and Drug Administration approval,” said Keith Katkin, CEO of Urovant Sciences.  “Our planned NDA filing and launch preparation for vibegron are well underway and will benefit from the partnership with a large, successful multi-national company. We are excited to have the commitment for longer-term financial support and access to the proven commercial infrastructure of Sumitomo Dainippon Pharma. This relationship will greatly enhance Urovant Sciences’ ability to fully optimize the launch of vibegron and continue our development of innovative treatments for patients suffering from urologic conditions.”

About Urovant Sciences
Urovant Sciences is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for urologic conditions. Urovant’s lead product candidate, vibegron, is an oral, once-daily, small molecule beta-3 agonist being evaluated for the treatment of OAB with symptoms of urge urinary incontinence, urgency, and urinary frequency. Urovant has licensed global rights, excluding Japan and certain Asian territories, for the development and commercialization of vibegron. Urovant’s second product candidate, URO-902, is a novel gene therapy being developed for patients with OAB who have failed oral pharmacological therapy. Urovant intends to develop treatments for additional urologic diseases. For more information, please visit www.urovant.com.

About Sumitomo Dainippon Pharma Co., Ltd.

Sumitomo Dainippon Pharma is among the top-ten listed pharmaceutical companies in Japan, operating globally in major pharmaceutical markets, including Japan, the U.S., China and the European Union. Sumitomo Dainippon Pharma is based on the merger in 2005 between Dainippon Pharmaceutical Co., Ltd., and Sumitomo Pharmaceuticals Co., Ltd. Today, Sumitomo Dainippon Pharma has more than 6,000 employees worldwide. Additional information about Sumitomo Dainippon Pharma is available through its corporate website at https:// www.ds-pharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations and can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “to be,” “will,” “would,” or the negative or plural of these words or other similar expressions or variations, although not all forward-looking statements contain these identifying words. In this press release, forward-looking statements include, but are not limited to, statements regarding the commitments of Sumitomo Dainippon Pharma as set forth in the letter agreement, including with respect to financing, support for commercialization efforts and minority shareholder protections; Urovant’s expectations regarding those commitments; and Urovant’s plans for the commercial launch of vibegron. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: whether Roivant Sciences and Sumitomo Dainippon Pharma will consummate their definitive agreement regarding the Alliance on the terms and timing as set forth in such definitive agreement, or at all; whether Urovant and Sumitomo Dainippon Pharma will be able to enter into definitive agreements implementing the commitments set forth in the letter agreement, and if so, whether the terms of those agreements will be consistent with Urovant’s expectations; the success, cost, and timing of Urovant’s development activities, including the timing of the initiation and completion of clinical trials and the timing of expected regulatory filings; the clinical utility and potential attributes and benefits of vibegron, including reliance on collaboration partners and the ability to procure additional sources of financing; our intellectual property position, including the ability to identify and in-license or acquire third-party patents and licenses, and associated costs; and other risks and uncertainties listed in the Company’s filings with the United States Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC.  Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements.  These forward-looking statements are based on information available to Urovant as of the date of this press release and speak only as of the date of this release. Urovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

Contacts

Investor inquiries: Investors@Urovant.com

Media inquiries: Media@Urovant.com